UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 26, 2018

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas		77550-7999
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At its July 26, 2018 regular meeting, our Board of Directors voted to increase its size from eight to ten directors and to appoint Irwin M. Herz, Jr. and E. Douglas McLeod as directors, with terms ending at the next regularly scheduled Annual Meeting of Stockholders. Prior to such vote, Mr. Herz and Mr. McLeod served as advisory directors. The Board determined that Mr. McLeod qualifies as an “independent director” under NASDAQ’s listing standards.

As members of our Board, Mr. Herz and Mr. McLeod will be eligible for our standard compensatory arrangements for directors, which are described under the heading “Director Compensation Table” in our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 3, 2018 (the “Proxy Statement”). Certain additional information regarding Mr. Herz and Mr. McLeod may be found under the heading “Information Concerning Advisory Directors” in the Proxy Statement. In addition, certain transactions between us and Greer, Herz & Adams, L.L.P., of which Mr. Herz is a partner, are described under the heading “Certain Relationships and Related Transactions” in the Proxy Statement. There are no other transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K with respect to Mr. Herz or Mr. McLeod.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ Timothy A. Walsh
Timothy A. Walsh,
Chief Financial Officer

Date: July 27, 2018